Exhibit 99.2

JOINT FILING AGREEMENT

 In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of Amendment No. 28 to the Schedule 13D (including additional amendments thereto) with respect to the Class A Common Stock, $0.10 par value, and Class B Common Stock, $0.10 par value, of The Fairchild Corporation.  This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Date: October 1, 2008	/s/ Jeffrey J. Steiner
JEFFREY J. STEINER

THE STEINER GROUP LLC

	By:	/s/ Eric I. Steiner
Eric I. Steiner Co-Manager

/s/ Eric I. Steiner
ERIC I. STEINER

/s/ Natalia F. Hercot
NATALIA F. HERCOT
/s/ Benjamin Steiner
BENJAMIN STEINER

THE STEINER CHILDREN’S TRUST

	By:	/s/ Eric I. Steiner
Eric I. Steiner Trustee

JEFFREY STEINER FAMILY FOUNDATION

	By:	/s/ Jeffrey J. Steiner
Jeffrey J. Steiner, President & Director

BAYSWATER VENTURES, L.P By: Jorvain Limited, its General Partner
By:	/s/ Eric I. Steiner
Eric I. Steiner Director